UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2008
PULTE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 647-2750
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On February 15, 2008, Pulte Homes, Inc. (the “Company”) entered into the Second Amendment to Third Amended and Restated Credit Agreement (the “Amendment”). The Amendment was entered into by and among the Company, the lenders, guarantors, administrative agent and others listed therein, with JPMorgan Chase Bank, N.A. serving as Administrative Agent. The Amendment amended the Company’s revolving credit facility to decrease the borrowing capacity from $1.86 billion to $1.6 billion and to adjust the required tangible net worth minimum to exclude the effects of any deferred tax asset valuation allowances.
A copy of the Second Amendment is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
Exhibit 10(a) Second Amendment to Third Amended and Restated Credit Agreement, dated February 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Date: February 20, 2008	By:	/s/ Steven M. Cook

Name: Steven M. Cook
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Discription

Exhibit 10(a)	Second Amendment to Third Amended and Restated Credit Agreement, dated February 15, 2008.